UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 6, 2003

                        DIGITAL BROADBAND NETWORKS, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                         0-25658               84-1357927
(State or Other Jurisdiction        (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                  Suite 11.02 Menara Merais, No. 1, Jalan 19/3
                     46300 Petaling Jaya, Selangor, Malaysia
               (Address of Principal Executive Offices) (Zip Code)

     Registrant's telephone number, including area code: 011 (603) 7956 7026

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

On November 6, 2003, Digital Broadband Networks, Inc., ("DBN") and the stockholders of Convergent Technologies Inc. ("CT") mutually agreed to rescind and cancel the Purchase Agreement executed on May 19, 2003.

The parties mutually agreed to rescind the Purchase Agreement after Convergent Technologies did not satisfy all of the conditions subsequent to the Purchase Agreement as a result of its inability to deliver title to certain real property in a form acceptable to the Company.

Pursuant to the Rescission Agreement, the stockholders of CT will refund to DBN payment previously made in the amount of US Dollars One Hundred and Fifty Thousand (US $150,000). The stockholders of CT will also pay to DBN the amount of US Dollars Fifty Thousand (US $50,000) as a cancellation fee.




Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

          2.1 Purchase Agreement, dated as of May 19, 2003, by and among Digital Broadband Networks, Inc. and stockholders of Convergent Technologies, Inc. (incorporated by reference to DBN's Current Report on Form 8-K filed August 26, 2003)

          2.2 Rescission Agreement, dated as of November 6, 2003 by and among Digital Broadband Networks, Inc. and stockholders of Convergent Technologies Inc.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DIGITAL BROADBAND NETWORKS, INC.
                                          (Registrant)




Date: November 7, 2003              By:   /s/ Patrick Soon-Hock Lim
                                       ----------------------------------
                                    Patrick Soon-Hock Lim
                                    Chairman and Chief Executive Officer

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                                  EXHIBIT INDEX

The following exhibits are filed as part of this report:

Exhibit No.    Description

   2.1 Purchase Agreement, dated as of May 19, 2003, by and among Digital Broadband Networks, Inc. and stockholders of Convergent Technologies, Inc. (incorporated by reference to DBN's Current Report on Form 8-K filed August 26, 2003)

   2.2 Rescission Agreement, dated as of November 6, 2003 by and among Digital Broadband Networks, Inc. and stockholders of Convergent Technologies Inc.